UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                   December 27, 2005

MSC Industrial Direct Co., Inc.

(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Maxess Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (516) 812-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 27, 2005, MSC Industrial Direct Co., Inc. (the “Registrant”), pursuant to the direction of its Board of Directors (the “Board”) and its Compensation Committee of the Board, and following extensive consultations with an independent executive compensation consultant, entered into change in control agreements with certain members of its senior management team.  As described below, certain of these agreements amended and restated already existing agreements with certain members of the Registrant’s management team in order to comply with new deferred compensation rules under Section 409A of the Internal Revenue Code, as amended (“Section 409A”), and to impose more stringent non-competition, non-solicitation and confidentiality obligations.  As described below, change in control agreements (with similar non-competition, non-solicitation and confidentiality obligations) were also entered into with other members of senior management in connection with their promotions to executive officer status, and with certain other non executive officers/key associates.

The Registrant believes these agreements are critical to the retention of its management team and will promote management stability and long-term strategic planning.

The amended and restated change in control agreements entered into with David Sandler, President and Chief Executive Officer, James Schroeder, Senior Executive Project Manager, Shelley Boxer, Vice President, Finance, and Thomas Eccleston, Vice President, Plant and Equipment and Secretary, amend the definition of  “change in control” and the operation of certain aspects of the agreements to conform to the requirements of Section 409A.  As was already provided under the existing agreements to which the Registrant has been bound, and as reflected in the new amended and restated agreements, upon a change in control, the executive is entitled to (i) a lump sum payment ($1,200,000 for Mr. Sandler; $2,000,000 for Mr. Schroeder; $800,000 for Mr. Boxer; $525,000 for Mr. Eccleston); and (ii) if, within five years of the change in control, the executive is terminated without cause or resigns due to a material reduction in responsibilities, compensation, or status as more particularly provided in the agreements (a “Change in Circumstance”), the executive will receive payments aggregating the product of (x) five (5) and (y) the executive’s annual base salary and the largest annual bonus paid to the executive during the three preceding years, minus the base salary and bonus amounts paid during the period between the change in control and termination.  The Registrant will indemnify each executive against certain excise taxes that may arise from such payments on an after-tax (“grossed up”) basis.  In addition, in connection with the amended and restated agreements the executives executed a confidentiality agreement and a two-year non-solicitation and non-competition agreement.

On December 27, 2005, the Registrant also entered into an amended and restated agreement with Charles Boehlke, Executive Vice President – Chief Financial Officer.  Mr. Boehlke’s agreement provides for, among other things, payments to Mr. Boehlke if within two years following a “change in control”, as defined under 409A, Mr. Boehlke is either terminated without cause or resigns due to a Change in Circumstance.  Mr. Boehlke’s aggregate payments would equal (A) a payment equal to the product of (x) two (2) and (y) his annual salary and targeted annual bonus in effect prior to such termination; (B) the pro rata portion of his targeted bonus for that year; and (C) either a monthly automobile allowance or a monthly automobile lease payment for the lesser of a two-year period or the remaining term of the lease.  The Registrant will indemnify Mr. Boehlke against certain excise taxes that may arise from such payments on an after-tax (“grossed up”) basis.  In addition, the Registrant will provide Mr. Boehlke with outplacement services for up to six months and healthcare coverage, if elected by Mr. Boehlke, for up to 18 months.  Mr. Boehlke’s amended and restated agreement also provides that, except following a change in control, in the event of the termination of Mr. Boehlke’s employment other than for cause, he is entitled to a severance payment in an amount equal only to the highest annual base salary he received at any time during the period of his employment with the Registrant.  Also, upon such termination, Mr. Boehlke shall continue to receive, at the Registrant’s expense, the automobile allowance and medical insurance benefits provided in the amended and restated agreement for a period of one year following such termination, and the Registrant is to retain Mr. Boehlke to provide financial consulting services for a one-year period commencing on the date of such termination, for not more than ten (10) hours in any calendar quarter at rate of $2,500 per annum.  The agreement  has an initial three-year term, and automatically renews for additional three-year terms unless terminated by the Registrant on 18 months notice prior to expiration of the term.  In consideration for continued employment and the benefits provided in the agreement, Mr.  Boehlke executed a confidentiality agreement and a two-year non-solicitation and non-competition agreement.

On December 27, 2005, the Registrant also entered into change in control agreements with Thomas Cox, Executive Vice President, Sales (who was already an executive officer of the Registrant), Eileen McGuire, Senior Vice President, Human Resources, Douglas Jones, Senior Vice President, Logistics, Erik Gershwind, Senior Vice President, Product Management & Marketing, Gregory Polli, Vice-President, Product Management and Leonard Lufrano, Vice-President, Information Systems and Chief Information Officer (the “Change in Control Agreements”).  The Change in Control Agreements provide for, among other things, payments to these persons if within two years following a “change in control”, as defined under 409A, such person is either terminated without cause or resigns due to a Change in Circumstance.  In the case of Mr. Cox, Ms. McGuire, Mr. Jones and Mr. Gershwind, each executive would receive aggregate payments equal to (A) the product of (x) two (2) and (y) his or her annual salary and targeted annual bonus in effect prior to such termination; (B) the pro rata portion of the executive’s targeted bonus for that year; and (C) either a monthly automobile allowance or a monthly automobile lease payment for the lesser of a two-year period or the remaining term of the lease.  In the case of Mr. Polli and Mr. Lufrano (who are not executive officers of the Registrant), each would receive aggregate payments equal to (A) the product of (x) one and half (1.5) and (y) his annual salary and targeted annual bonus for the year in which termination occurred; (B) the pro rata portion of the executive’s targeted bonus for that year; and (C) either a monthly automobile allowance or a monthly automobile lease payment for the lesser of a two-year period or the remaining term of the lease.  The Registrant will indemnify each of the foregoing persons against certain excise taxes that may arise from such payments on an after-tax (“grossed up”) basis.  In addition, the Registrant will provide each of them with outplacement services for up to six months and healthcare coverage, if elected, for up to 18 months.  The agreement has an initial term of three years and renews automatically for additional three-year terms unless terminated by the Registrant on 18 months notice prior to expiration of the term.  In consideration for continued employment and the benefits provided in the agreement, each of the foregoing persons executed a confidentiality agreement and a two-year non-solicitation and non-competition agreement.

Under all the agreements, a “Change in Control” is deemed to have occurred upon:

(a)  a change in ownership of the Registrant, which shall occur on the date that any one person, or more than one person acting as a “Group” (as defined under Section 409A), other than Mitchell Jacobson or Marjorie Gershwind or a member of the Jacobson or Gershwind families or any trust established principally for members of the Jacobson or Gershwind families or an executor, administrator or personal representative of an estate of a member of the Jacobson or Gershwind families and/or their respective affiliates, acquires ownership of stock of the Registrant that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Registrant; provided, however, that, if any one person or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Registrant, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Registrant;

(b)  a change in the effective control of the Registrant, which shall occur on the date that (1) any one person, or more than one person acting as a Group, other than Mitchell Jacobson or Marjorie Gershwind or a member of the Jacobson or Gershwind families or any trust established principally for members of the Jacobson or Gershwind families or an executor, administrator or personal representative of an estate of a member of the Jacobson or Gershwind families and/or their respective affiliates, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Registrant possessing 50% or more of the total voting power of the stock of the Registrant; or (2) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that, if one person, or more than one person acting as a Group, is considered to effectively control the Registrant, the acquisition of additional control of the Registrant by the same person or persons is not considered a change in the effective control of the Registrant;  or

(c)  a change in the ownership of a substantial portion of the Registrants assets, which shall occur on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Registrants that have a total Gross Fair Market Value (as defined in the agreements) equal to or more than 80% of the total Gross Fair Market Value of all of the assets of the Registrants immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Registrant is not treated as a change in the ownership of such assets if the assets are transferred to (1) a shareholder of the Registrant (immediately before the asset transfer) in exchange for or with respect to its stock; (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Registrant; (3) a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Registrant; or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Industrial Direct Co., Inc.

Date: December 27, 2005	By:	/s/ Shelley M. Boxer
Name: Shelley M. Boxer
Title: Vice President, Finance